Exhibit 4.9

EXECUTION COPY

                     NINTH ISSUER CASH MANAGEMENT AGREEMENT

                             DATED 8 DECEMBER, 2005

                               ABBEY NATIONAL PLC
                         (AS NINTH ISSUER CASH MANAGER)

                                       AND

                          HOLMES FINANCING (NO. 9) PLC
                               (THE NINTH ISSUER)

                                       AND

                       THE BANK OF NEW YORK, LONDON BRANCH
                       (THE NINTH ISSUER SECURITY TRUSTEE)


                                 ALLEN & OVERY
                               ALLEN & OVERY LLP
                                     LONDON

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                                    CONTENTS

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
CLAUSE                                                                      PAGE
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1.   Definitions and Interpretation............................................1
2.   Appointment of Ninth Issuer Cash Manager..................................2
3.   The Ninth Issuer Cash Management Services.................................2
4.   Payments, Accounts, Ledgers...............................................3
5.   Payments under Ninth Issuer Swaps and Termination of Ninth Issuer Swaps...6
6.   No Liability..............................................................7
7.   Costs and Expenses........................................................7
8.   Information...............................................................7
9.   Remuneration..............................................................9
10.  Covenants of Ninth Issuer Cash Manager....................................9
11.  Ninth Issuer Cash Management Services Non-Exclusive......................10
12.  Termination..............................................................10
13.  Further Assurance........................................................13
14.  Miscellaneous............................................................13
15.  Confidentiality..........................................................14
16.  Notices..................................................................15
17.  Variation and Waiver.....................................................15
18.  No Partnership...........................................................15
19.  Assignment...............................................................16
20.  Exclusion of Third Party Rights..........................................16
21.  Counterparts.............................................................16
22.  Governing Law............................................................16

SCHEDULE

1.   The Cash Management Services.............................................17
2.   Cash Management and Maintenance of Ledgers...............................19
3.   Form of Ninth Issuer Quarterly Report....................................23


Signatories...................................................................26
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THIS NINTH ISSUER CASH MANAGEMENT AGREEMENT is made on 8 December, 2005

BETWEEN:

(1) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN in its capacity as cash manager (the NINTH ISSUER CASH MANAGER, which expression shall include such other person as may from time to time be appointed as cash manager pursuant to this Agreement);

(2) HOLMES FINANCING (NO. 9) PLC (registered number 5115696), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the NINTH ISSUER); and

(3) THE BANK OF NEW YORK, LONDON BRANCH acting through its office at 48th Floor, One Canada Square, London E14 5AL in its capacity as trustee (the NINTH ISSUER SECURITY TRUSTEE which expression shall include such persons and all other persons for the time being acting as the trustee or trustees under the Ninth Issuer Deed of Charge).

WHEREAS:

(A) On the Ninth Issuer Closing Date, the Ninth Issuer will issue the Ninth Issuer Notes. From the proceeds of the issue of the Ninth Issuer Notes, the Ninth Issuer shall make the Ninth Issuer Term Advances to Funding.

(B) The Ninth Issuer Cash Manager is willing to provide cash management services to the Ninth Issuer and the Ninth Issuer Security Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 The Amended and Restated Master Definitions and Construction Schedule and the Ninth Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy LLP and Slaughter and May on 8 December, 2005 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Ninth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and Clause 2 of the Ninth Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Ninth Issuer Master Definitions and Construction Schedule, the Ninth Issuer Master Definitions and Construction Schedule shall prevail.

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2.       APPOINTMENT OF NINTH ISSUER CASH MANAGER

2.1      APPOINTMENT

         Until termination pursuant to Clause 12, the Ninth Issuer and the Ninth Issuer Security Trustee (according to their respective estates and interests) each hereby appoints the Ninth Issuer Cash Manager as its lawful agent to provide the Ninth Issuer Cash Management Services set out in this Agreement, including in relation to the Ninth Issuer Notes to be issued by the Ninth Issuer. The Ninth Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2      DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

         For the avoidance of doubt and in connection with the powers conferred under Clause 2.1, save as expressly provided elsewhere in this Agreement, nothing herein shall be construed so as to give the Ninth Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Transaction Documents.

2.3      APPOINTMENT CONDITIONAL UPON ISSUANCE OF NINTH ISSUER NOTES

         The appointment pursuant to Clause 2.1 is conditional upon the issue of the Ninth Issuer Notes and shall take effect upon and from the Ninth Issuer Closing Date automatically without any further action on the part of any person, PROVIDED THAT if the issue of the Ninth Issuer Notes has not occurred on or by 8 December, 2005, or such later date as the Ninth Issuer and the Lead Managers may agree, this Agreement shall cease to be of further effect.

3.       THE NINTH ISSUER CASH MANAGEMENT SERVICES

3.1      GENERAL

         The Ninth Issuer Cash Manager shall provide the services set out in this Agreement (including, without limitation, the Schedules attached hereto).

3.2      APPROVALS AND AUTHORISATIONS

         The Ninth Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Ninth Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Ninth Issuer all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Ninth Issuer and shall, so far as it reasonably can do so, perform the Ninth Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3      COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

         The Ninth Issuer Cash Management Services shall include procuring (so far as the Ninth Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Ninth Issuer with all applicable legal requirements and with the terms of the Ninth Issuer Transaction Documents, PROVIDED ALWAYS THAT the Ninth Issuer Cash Manager shall not lend or provide any sum to the Ninth Issuer and that the Ninth Issuer Cash Manager shall have no liability whatsoever to the Ninth Issuer, the Ninth Issuer Security Trustee or any


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         other person for any failure by the Ninth Issuer to make any payment due by any of them under any of the Ninth Issuer Transaction Documents (other than to the extent arising from any failure by the Ninth Issuer Cash Manager to perform any of its obligations under any of the Transaction Documents).

3.4      LIABILITY OF NINTH ISSUER CASH MANAGER

(a) The Ninth Issuer Cash Manager shall indemnify each of the Ninth Issuer and the Ninth Issuer Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, fraud, bad faith or wilful default of the Ninth Issuer Cash Manager in carrying out its functions as Ninth Issuer Cash Manager under, or as a result of a breach by the Ninth Issuer Cash Manager of, the terms and provisions of this Agreement or such other Transaction Documents to which the Ninth Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

(b) For the avoidance of doubt, the Ninth Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Ninth Issuer or the Ninth Issuer Security Trustee and/or any other person as a result of the proper performance of the Ninth Issuer Cash Management Services by the Ninth Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, fraud, bad faith or wilful default of the Ninth Issuer Cash Manager under, or as a result of a breach by the Ninth Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Transaction Documents to which the Ninth Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.       PAYMENTS, ACCOUNTS, LEDGERS

4.1      NINTH ISSUER BANK ACCOUNT

(a) The Ninth Issuer Cash Manager hereby confirms that the Ninth Issuer Transaction Accounts have been established on or before the date hereof and that mandates in the agreed form will apply thereto at the Ninth Issuer Closing Date. The Ninth Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Ninth Issuer Cash Manager) that at the Ninth Issuer Closing Date, the Ninth Issuer Transaction Accounts will be operative and that the Ninth Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Ninth Issuer Transaction Accounts other than as created under or permitted pursuant to the Ninth Issuer Deed of Charge.

(b) The Ninth Issuer Cash Manager shall procure that the following amounts are paid into the Ninth Issuer Transaction Accounts:

         (i)      all amounts of interest paid on the Ninth Issuer Term
                  Advances;

         (ii)     all repayments of principal on the Ninth Issuer Term
                  Advances;

         (iii) all amounts received by the Ninth Issuer pursuant to the Dollar Currency Swap Agreements and the Euro Currency Swap Agreement (other than any amounts of collateral required to be transferred by a Ninth Issuer Swap Provider which shall be paid into the relevant Ninth Issuer Collateral Account); and

         (iv) any other amounts whatsoever received by or on behalf of the Ninth Issuer after the Ninth Issuer Closing Date,

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         and the Ninth Issuer Cash Manager shall procure that all interest earned on the Ninth Issuer Transaction Accounts and all investment proceeds from Authorised Investments purchased from amounts standing to the credit of the Ninth Issuer Bank Accounts are credited to such account except that any interest earned in respect of any collateral transferred by any Ninth Issuer Swap Provider under any Ninth Issuer Swap Agreement or any investment proceeds from Authorised Investments in which such collateral is invested shall be paid into the relevant Ninth Issuer Collateral Account. All amounts received by the Ninth Issuer denominated (i) in Sterling shall be paid into the Ninth Issuer Sterling Account; (ii) in Dollars shall be paid into the Ninth Issuer Dollar Account; and (iii) in Euro shall be paid into the Ninth Issuer Euro Account.

(c) Each of the payments into the Ninth Issuer Transaction Accounts referred to in Clause 4.1(b) shall be made forthwith upon receipt by the Ninth Issuer or the Ninth Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Ninth Issuer Cash Manager may, and shall, withdraw Cash from the Ninth Issuer Transaction Accounts, if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Ninth Issuer Cash Manager shall promptly notify each of the Ninth Issuer and the Ninth Issuer Security Trustee of any additional account which supplements or replaces any account specifically referred to in the definition of the "Ninth Issuer Transaction Accounts" in the Ninth Issuer Master Definitions and Construction Schedule.

(f) Each of the Ninth Issuer Cash Manager and the Ninth Issuer undertakes that, so far as it is able to procure the same, the Ninth Issuer Transaction Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Ninth Issuer Bank Account Agreement, be changed without prior written consent of the Ninth Issuer Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Ninth Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates, without the prior written consent of the Ninth Issuer Security Trustee, in accordance with the terms of the Ninth Issuer Bank Account Agreement.

(g)     (i)       Any and all amounts of collateral provided to the Ninth
                  Issuer by any of the Ninth Issuer Swap Providers will be held in the relevant Ninth Issuer Collateral Account;

         (ii) for the avoidance of doubt, references in this Agreement to amounts received from any of the Ninth Issuer Swap Providers under any of the Ninth Issuer Swap Agreements will, save as provided in Clause 4.1(g)(iii) below, exclude any and all amounts of collateral provided to the Ninth Issuer by any Ninth Issuer Swap Provider;

         (iii)    under each Ninth Issuer Swap Agreement:

                  (I) any amount standing to the credit of each Ninth Issuer Collateral Account in respect of such Ninth Issuer Swap Agreement, after the deduction of (A) the applicable termination amount due, if any, or (B) any amount which the Ninth Issuer is entitled to in accordance with the terms of the credit support agreement applicable thereto, in each case, from the relevant Ninth Issuer Swap Provider to the Ninth Issuer under such Ninth Issuer Swap Agreement, shall be paid to the relevant Ninth Issuer Swap Provider in accordance with terms of the relevant credit support agreement; and

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                  (II)     the remaining amounts standing to the credit of each
                           Ninth Issuer Collateral Account shall be applied to discharge the relevant Ninth Issuer Swap Provider's obligations to the Ninth Issuer by way of termination amounts pursuant to the relevant Ninth Issuer Swap Agreement; and

         (iv) all amounts standing to the credit of each Ninth Issuer Collateral Account after the application of (iii) above shall be applied:

                  (I) prior to the enforcement of the Ninth Issuer Security, in or towards the premium payable (if any) as a result of entering into a replacement swap agreement; or

                  (II) following the enforcement of the Ninth Issuer Security subject to the terms of the Ninth Issuer Deed of Charge, either: (i) in or towards the premium payable (if any) as a result of entering into a replacement swap agreement; or (ii) by the Ninth Issuer Security Trustee as Ninth Issuer Revenue Receipts in accordance with the relevant Ninth Issuer Post-Enforcement Priority of Payments.

(h) In the event that the Ninth Issuer owes a termination payment to a Ninth Issuer Swap Provider as a result of an early termination of a Ninth Issuer Swap Agreement due to the ratings downgrade of a Ninth Issuer Swap Provider, then any Swap Replacement Payment payable to the Ninth Issuer by a replacement swap provider as a result of its entry into a replacement swap agreement with the Ninth Issuer shall be applied by the Ninth Issuer in or towards to costs of the termination amount owed to the relevant Ninth Issuer Swap Provider and, for the avoidance of doubt, will not constitute Ninth Issuer Revenue Receipts. To the extent that an early termination of a Ninth Issuer Swap Agreement is not caused by the ratings downgrade of a Ninth Issuer Swap Provider then the Ninth Issuer Revenue Receipts shall include any Swap Replacement Payment received by the Ninth Issuer.

4.2      WITHDRAWALS

(a) The Ninth Issuer Cash Manager may make withdrawals on behalf of the Ninth Issuer from the Ninth Issuer Transaction Accounts, but only until receipt of a copy of a Ninth Issuer Note Enforcement Notice served by the Ninth Issuer Security Trustee on the Ninth Issuer, as permitted by this Agreement but shall not, in carrying out its functions as Ninth Issuer Cash Manager under this Agreement, otherwise make withdrawals from the Ninth Issuer Transaction Accounts.

(b) Upon receipt of such a Ninth Issuer Note Enforcement Notice, no amount shall be withdrawn from the Ninth Issuer Transaction Accounts by the Ninth Issuer Cash Manager without the prior written consent of the Ninth Issuer Security Trustee.

4.3      CASH MANAGEMENT

         In administering the Ninth Issuer Transaction Accounts on behalf of the Ninth Issuer and the Ninth Issuer Security Trustee, the Ninth Issuer Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Ninth Issuer Cash Manager of a copy of any Ninth Issuer Note Enforcement Notice served on the Ninth Issuer. Following service of a Ninth Issuer Note Enforcement Notice, the Ninth Issuer Security Trustee or any Receiver appointed by the Ninth Issuer Security Trustee will administer the Ninth Issuer Transaction Accounts in accordance with the terms of the Ninth Issuer Deed of Charge.

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5.       PAYMENTS UNDER NINTH ISSUER SWAPS AND TERMINATION OF NINTH ISSUER SWAPS

5.1 Subject to the order of priorities of payment set out in this Agreement or, as the case may be, the Ninth Issuer Deed of Charge, on each Interest Payment Date, the Ninth Issuer, or the Ninth Issuer Cash Manager on its behalf, will pay amounts received in respect of the Ninth Issuer Series 1 Term AAA Advance (after making payments ranking higher in the order of priority of payments) to the relevant Dollar Currency Swap Provider. Amounts received from the relevant Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the Series 1 Class A Ninth Issuer Notes in accordance with the Ninth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Ninth Issuer Post-Enforcement Priority of Payments.

5.2 Subject to the order of priorities of payment set out in this Agreement or, as the case may be, the Ninth Issuer Deed of Charge, on each Interest Payment Date, the Ninth Issuer, or the Ninth Issuer Cash Manager on its behalf, will pay amounts received in respect of the Ninth Issuer Series 2 Term AAA Advance (after making payments ranking higher in the order of priority of payments) to the relevant Dollar Currency Swap Provider. Amounts received from the relevant Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the Series 2 Class A Ninth Issuer Notes in accordance with the Ninth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Ninth Issuer Post-Enforcement Priority of Payments.

5.3 Subject to the order of priorities of payment set out in this Agreement or, as the case may be, the Ninth Issuer Deed of Charge, on each Interest Payment Date, the Ninth Issuer, or the Ninth Issuer Cash Manager on its behalf, will pay amounts received in respect of the Ninth Issuer Series 3 A1 Term AAA Advance (after making payments ranking higher in the order of priority of payments) to the relevant Euro Currency Swap Provider. Amounts received from the relevant Euro Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Series 3 Class A1 Ninth Issuer Notes in accordance with the Ninth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Ninth Issuer Post-Enforcement Priority of Payments.

5.4 If on or prior to the date of the earlier of (i) repayment in full of the Ninth Issuer Notes or (ii) the service of a Ninth Issuer Note Enforcement Notice, any of the Dollar Currency Swaps or the Euro Currency Swap is terminated, the Ninth Issuer Cash Manager (on behalf of the Ninth Issuer and the Ninth Issuer Security Trustee) shall purchase a replacement hedge in respect of the relevant class of Ninth Issuer Notes, against fluctuations in, as appropriate, (a) the relevant currency swap rate between Dollars and Sterling and/or the possible variance between a rate calculated by reference to LIBOR for three-month Sterling deposits and (i) USD-LIBOR for one-month Dollar deposits in relation to the Series 1 Class A Ninth Issuer Notes (and for the first interest period with respect to the Series 1 Class A Ninth Issuer Notes, the linear interpolation of the arithmetic mean of the USD-LIBOR based rate for one-month and two-month dollar deposits) or (ii) USD-LIBOR for three-month Dollar deposits in relation to the and the Series 2 Class A Ninth Issuer Notes (and for the first interest period, the linear interpolation of the arithmetic mean of the USD LIBOR based rate for four-month and five-month dollar deposits) or (b) the currency swap rate between Euro and Sterling and/or the possible variance between a rate calculated by reference to LIBOR for three-month Sterling deposits and EURIBOR for three-month Euro deposits in relation to the Series 3 Class A1 Ninth Issuer Notes (and for the first interest period, the linear interpolation of the arithmetic mean of the EURIBOR based rate for four-month and five-month euro deposits), and, in each case, on terms acceptable to the Rating Agencies and the Ninth Issuer and the Ninth Issuer Security Trustee and with a swap provider whom the Rating Agencies have previously


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         confirmed in writing to the Ninth Issuer and the Ninth Issuer Security
         Trustee will not cause the then current ratings of the Ninth Issuer Notes to be downgraded, withdrawn or qualified. Notwithstanding, and in addition to, the provisions of Clause 4.1(g), the Ninth Issuer may apply any early termination payment received from the relevant Dollar Currency Swap Provider or Euro Currency Swap Provider, for such purpose.

5.5 If the Ninth Issuer receives a Refund Payment (as defined in Ninth Issuer Revenue Receipts) then the Ninth Issuer, or the Ninth Issuer Cash Manager on its behalf, will pay over an amount equal to such Refund Payment to the relevant Ninth Issuer Swap Provider upon receipt.

6.       NO LIABILITY

         Save as otherwise provided in this Agreement, the Ninth Issuer Cash Manager shall have no liability for the obligations of either the Ninth Issuer Security Trustee or the Ninth Issuer under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Ninth Issuer Cash Manager of either Funding, the Ninth Issuer Security Trustee or the Ninth Issuer in respect of any of them.

7.       COSTS AND EXPENSES

         Subject to and in accordance with the Ninth Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Ninth Issuer Post-Enforcement Priority of Payments, the Ninth Issuer will on each Interest Payment Date reimburse the Ninth Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Ninth Issuer Cash Manager in the performance of the Ninth Issuer Cash Management Services including any such costs, expenses or charges not reimbursed to the Ninth Issuer Cash Manager on any previous Interest Payment Date and the Ninth Issuer Cash Manager shall supply the Ninth Issuer with an appropriate VAT invoice issued by the Ninth Issuer Cash Manager or, if the Ninth Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

8.       INFORMATION

8.1      USE OF I.T. SYSTEMS

(a) The Ninth Issuer Cash Manager represents and warrants that at the date hereof, in respect of the software which is to be used by the Ninth Issuer Cash Manager in providing the Ninth Issuer Cash Management Services, it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) to use such software.

(b) The Ninth Issuer Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

         (i) ensure that the licences and/or consents referred to in paragraph (a) are maintained in full force and effect; and

         (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Ninth Issuer elects as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

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(c)      The Ninth Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Ninth Issuer Cash Manager in providing the Ninth Issuer Cash Management Services.

(d) The Ninth Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement and/or to such person as the Ninth Issuer elects as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties relating to the above software insofar as the same are capable of assignment.

8.2      BANK ACCOUNT STATEMENTS

         The Ninth Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each of the Ninth Issuer Bank Accounts and that it furnishes a copy of such statements to the Ninth Issuer and the Ninth Issuer Security Trustee.

8.3      ACCESS TO BOOKS AND RECORDS

         Subject to all applicable laws, the Ninth Issuer Cash Manager shall permit the Auditors of the Ninth Issuer and any other person nominated by the Ninth Issuer Security Trustee, (to whom the Ninth Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Ninth Issuer Cash Management Services provided by the Ninth Issuer Cash Manager and related matters in accordance with this Agreement.

8.4      STATUTORY OBLIGATIONS

         The Ninth Issuer Cash Manager will use its reasonable endeavours, on behalf of the Ninth Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Ninth Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Ninth Issuer, the Ninth Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Ninth Issuer Security Trustee, the Ninth Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Ninth Issuer.

8.5      INFORMATION COVENANTS

(a) The Ninth Issuer Cash Manager shall provide the Ninth Issuer, the Ninth Issuer Security Trustee, the Seller and the Rating Agencies with a quarterly report in, or substantially in, the form set out in Schedule 3 in respect of the Ninth Issuer. Such quarterly report shall be delivered to the Ninth Issuer, the Ninth Issuer Security Trustee, the Seller and the Rating Agencies by the last Business Day of the month in which the relevant Interest Payment Date occurs.

(b) The Ninth Issuer Cash Manager shall provide, or procure the provision of, to the Ninth Issuer, the Ninth Issuer Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in Clause 8.4 as soon as reasonably practicable after the preparation thereof.

(c) The Ninth Issuer Cash Manager shall notify the Rating Agencies in writing of the details of (i) any material amendment to the Ninth Issuer Transaction Documents to which the Ninth


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         Issuer is a party; (ii) the occurrence of a Ninth Issuer Note Event of
         Default; and (iii) any other information relating to the Ninth Issuer Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT such request does not adversely interfere with the Ninth Issuer Cash Manager's day-to-day provision of the Ninth Issuer Cash Management Services under the other terms of this Agreement.

(d) The Ninth Issuer Cash Manager shall, at the request of the Ninth Issuer Security Trustee, furnish the Ninth Issuer Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Ninth Issuer Security Trustee to request in connection with this Agreement, PROVIDED THAT the Ninth Issuer Security Trustee shall not make such a request more than once every three months unless, in the belief of the Ninth Issuer Security Trustee, a Ninth Issuer Intercompany Loan Event of Default, a Ninth Issuer Note Event of Default or a Ninth Issuer Cash Manager Termination Event (as defined in Clause 12.1) shall have occurred and is continuing or may reasonably be expected to occur and PROVIDED FURTHER THAT such request does not adversely interfere with the Ninth Issuer Cash Manager's day-to-day provision of the Ninth Issuer Cash Management Services under the other terms of this Agreement.

9.       REMUNERATION

9.1      FEE PAYABLE

         The Ninth Issuer shall pay to the Ninth Issuer Cash Manager for its services hereunder a cash management fee which shall be agreed in writing between the Ninth Issuer, the Ninth Issuer Security Trustee and the Ninth Issuer Cash Manager from time to time.

9.2      PAYMENT OF FEE

         The cash management fee referred to in Clause 9.1 shall be paid to the Ninth Issuer Cash Manager in arrear on each Interest Payment Date in the manner contemplated by and in accordance with the provisions of the Ninth Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Ninth Issuer Post-Enforcement Priority of Payments.

10.      COVENANTS OF NINTH ISSUER CASH MANAGER

10.1     COVENANTS

         The Ninth Issuer Cash Manager hereby covenants with and undertakes to each of the Ninth Issuer and the Ninth Issuer Security Trustee that without prejudice to any of its specific obligations hereunder:

         (a) it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder;

         (b) it will comply with any proper directions, orders and instructions which the Ninth Issuer or the Ninth Issuer Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Ninth Issuer Security Trustee shall prevail;

         (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Ninth Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Ninth Issuer Cash Management Services;

         (d) save as otherwise agreed with the Ninth Issuer and the Ninth Issuer Security Trustee, it will provide free of charge to the Ninth Issuer during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Ninth Issuer under this Agreement;

         (e) it will not knowingly fail to comply with any legal requirements in the performance of the Ninth Issuer Cash Management Services;

         (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

         (g) it will not without the prior written consent of the Ninth Issuer Security Trustee amend or terminate any of the Ninth Issuer Transaction Documents save in accordance with their terms.

10.2     DURATION OF COVENANTS

         The covenants of the Ninth Issuer Cash Manager in Clause 10.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Ninth Issuer and/or the Ninth Issuer Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

11.      NINTH ISSUER CASH MANAGEMENT SERVICES NON-EXCLUSIVE

         Nothing in this Agreement shall prevent the Ninth Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Ninth Issuer or the Ninth Issuer Security Trustee.

12.      TERMINATION

12.1     NINTH ISSUER CASH MANAGER TERMINATION EVENTS

         If any of the following events (NINTH ISSUER CASH MANAGER TERMINATION EVENTS) shall occur:

         (a) default is made by the Ninth Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of three London Business Days after the earlier of the Ninth Issuer Cash Manager becoming aware of such default and receipt by the Ninth Issuer Cash Manager of written notice from the Ninth Issuer or the Ninth Issuer Security Trustee, as the case may be, requiring the same to be remedied; or

         (b) default is made by the Ninth Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Ninth Issuer Security Trustee is materially prejudicial to the interests of the Ninth Issuer Secured Creditors and such default continues unremedied for a period of twenty days after the earlier of the Ninth Issuer Cash Manager becoming aware of such default and receipt by the Ninth Issuer Cash Manager of written notice from the Ninth Issuer Security Trustee requiring the same to be remedied; or

         (c) while the Ninth Issuer Cash Manager is the Seller, an Insolvency Event occurs,

         then the Ninth Issuer Security Trustee may at once or at any time thereafter while such default continues by notice in writing to the Ninth Issuer Cash Manager terminate its appointment as Ninth Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

12.2     RESIGNATION OF NINTH ISSUER CASH MANAGER

         The appointment of the Ninth Issuer Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' notice of termination given by the Ninth Issuer Cash Manager to the Ninth Issuer and the Ninth Issuer Security Trustee PROVIDED THAT:

         (a) the Ninth Issuer and the Ninth Issuer Security Trustee consent in writing to such termination;

         (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

         (c) such substitute cash manager has cash management experience and is approved by the Ninth Issuer and the Ninth Issuer Security Trustee;

         (d) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Ninth Issuer and the Ninth Issuer Security Trustee and the Ninth Issuer Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Ninth Issuer under such agreement are charged in favour of the Ninth Issuer Security Trustee on terms satisfactory to the Ninth Issuer Security Trustee; and

         (e) the then current ratings (if any) of the Ninth Issuer Notes are not adversely affected as a result thereof, unless otherwise agreed by an Extraordinary Resolution (as defined in the Ninth Issuer Trust Deed) of the holders of the Ninth Issuer Notes.

12.3     EFFECT OF TERMINATION

(a) On and after termination of the appointment of the Ninth Issuer Cash Manager under this Agreement pursuant to this Clause 12, all authority and power of the Ninth Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Ninth Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Ninth Issuer or the Ninth Issuer Security Trustee pursuant to this Agreement.

(b) Upon termination of the appointment of the Ninth Issuer Cash Manager under this Agreement pursuant to this Clause 12, the Ninth Issuer Cash Manager shall:

         (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Ninth Issuer or the Ninth Issuer Security Trustee, as the case may be) to the Ninth Issuer or the Ninth Issuer Security Trustee, as the case may be or as it shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Ninth Issuer or the

                  Ninth Issuer Security Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Ninth Issuer Cash Manager on behalf of the Ninth Issuer, the Ninth Issuer Security Trustee and any other assets of the Ninth Issuer and the Ninth Issuer Security Trustee;

         (ii) take such further action as the Ninth Issuer or the Ninth Issuer Security Trustee, as the case may be, may reasonably direct at the expense of the Ninth Issuer or the Ninth Issuer Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager) provided that the Ninth Issuer Security Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction;

         (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

         (iv) co-operate and consult with and assist the Ninth Issuer or the Ninth Issuer Security Trustee or its nominee, as the case may be, (which shall, for the avoidance of doubt, include any Receiver appointed by it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Ninth Issuer or the Ninth Issuer Security Trustee or such nominee, as the case may be.

12.4     NOTICE OF EVENT OF DEFAULT

         The Ninth Issuer Cash Manager shall deliver to the Ninth Issuer and the Ninth Issuer Security Trustee as soon as reasonably practicable but in any event within three Business Days of becoming aware thereof a notice of any Ninth Issuer Cash Manager Termination Event or any Ninth Issuer Note Event of Default or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Ninth Issuer Cash Manager Termination Event or Ninth Issuer Note Event of Default would constitute the same.

12.5     GENERAL PROVISIONS RELATING TO TERMINATION

(a) Termination of this Agreement or the appointment of the Ninth Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Ninth Issuer and the Ninth Issuer Security Trustee to the Ninth Issuer Cash Manager or vice versa incurred before the date of such termination. The Ninth Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Ninth Issuer or the Ninth Issuer Security Trustee.

(b) This Agreement shall terminate at such time as the Ninth Issuer Secured Obligations have been fully discharged.

(c) On termination of the appointment of the Ninth Issuer Cash Manager under the provisions of this Clause 12, the Ninth Issuer Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Ninth Issuer shall pay such monies so receivable by the Ninth Issuer Cash Manager in accordance with the Ninth Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Ninth Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such termination shall not affect the Ninth Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Ninth Issuer other than under this Agreement.

(d) Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.

13.      FURTHER ASSURANCE

13.1     CO-OPERATION, ETC

         The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

13.2     POWERS OF ATTORNEY

         Without prejudice to the generality of Clause 13.1, the Ninth Issuer and the Ninth Issuer Security Trustee shall upon request by the Ninth Issuer Cash Manager forthwith give to the Ninth Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Ninth Issuer Cash Manager to perform the Ninth Issuer Cash Management Services.

13.3     CHANGE OF NINTH ISSUER SECURITY TRUSTEE

         In the event that there is any change in the identity of the Ninth Issuer Security Trustee or an additional Ninth Issuer Security Trustee is appointed in accordance with the Ninth Issuer Deed of Charge, the Ninth Issuer Cash Manager shall execute such documents with any other parties to this Agreement and take such actions as such new Ninth Issuer Security Trustee may reasonably require for the purposes of vesting in such new Ninth Issuer Security Trustee the rights of the Ninth Issuer Security Trustee under this Agreement and under the Ninth Issuer Deed of Charge and releasing the retiring Ninth Issuer Security Trustee from further obligations thereunder and while any of the Ninth Issuer Notes remains outstanding shall give notice thereof to the Rating Agencies.

13.4     NO OBLIGATION ON NINTH ISSUER SECURITY TRUSTEE

         Nothing herein contained shall impose any obligation or liability on the Ninth Issuer Security Trustee to assume or perform any of the obligations of the Ninth Issuer or the Ninth Issuer Cash Manager hereunder or render it liable for any breach thereof.

14.      MISCELLANEOUS

14.1     NO SET-OFF

         The Ninth Issuer Cash Manager agrees that it will not:

         (a) set-off or purport to set off any amount which either the Ninth Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to the Ninth Issuer Bank Accounts; or

         (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time stand to the credit of the Ninth Issuer Bank Accounts.

14.2     NO PETITION

         The Ninth Issuer Cash Manager agrees that for so long as any Ninth Issuer Notes are outstanding it will not petition or commence proceedings for the administration or winding-up of the Ninth Issuer or participate in any such proceedings with regard thereto or file documents with the court for the appointment of an administrator in relation to the Ninth Issuer or serve a notice of intention to appoint an administrator in relation to the Ninth Issuer.

14.3     NO RECOURSE

(a) In relation to all sums due and payable by the Ninth Issuer to the Ninth Issuer Cash Manager, the Ninth Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Ninth Issuer pursuant to the provisions of the Ninth Issuer Transaction Documents.

(b) For the avoidance of doubt, the Ninth Issuer Security Trustee shall not be liable to pay any amounts due under Clauses 7 and 9, but without prejudice to the obligations of the Ninth Issuer or any Receiver appointed pursuant to the Ninth Issuer Deed of Charge in respect of such amounts.

(c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Ninth Issuer Security Trustee under or in connection with this Agreement (other than its obligations under Clause
         15) shall automatically terminate upon the discharge in full of all Ninth Issuer Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.      CONFIDENTIALITY

         During the continuance of this Agreement or after its termination, each of the Ninth Issuer, the Ninth Issuer Cash Manager and the Ninth Issuer Security Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this Clause 15 shall not apply:

         (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

         (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

         (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

         (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators or stock exchange);

         (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Ninth Issuer Note Event of Default, or a Ninth Issuer

                  Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Ninth Issuer Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

         (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Ninth Issuer or any New Issuer) to any credit rating agency or any prospective new cash manager or Ninth Issuer Security Trustee.

16.      NOTICES

         Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00pm (London time) on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Ninth Issuer Cash Manager, to Abbey National plc at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756
                  5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of the Securitisation Team, Retail Credit Risk;

         (b) in the case of the Ninth Issuer, to Holmes Financing (No. 9) PLC at Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Credit Risk; and

         (c) in the case of the Ninth Issuer Security Trustee, to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number (44) 20 7964 6061/6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 16.

17.      VARIATION AND WAIVER

         No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.      NO PARTNERSHIP

         It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

19.      ASSIGNMENT

19.1     ASSIGNMENT BY THE NINTH ISSUER

         The Ninth Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Ninth Issuer Security Trustee and the Ninth Issuer Cash Manager, except that the Ninth Issuer may assign its respective rights hereunder without such consent pursuant to the Ninth Issuer Deed of Charge.

19.2     NO ASSIGNMENT BY NINTH ISSUER CASH MANAGER

         The Ninth Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Ninth Issuer and the Ninth Issuer Security Trustee, such consent not to be unreasonably withheld or delayed.

20.      EXCLUSION OF THIRD PARTY RIGHTS

         The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

21.      COUNTERPARTS

         The Agreement may be executed manually or by facsimile, in one or more counterparts and such counterparts, when taken together, shall constitute one and the same document.

22.      GOVERNING LAW

         This Agreement is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                   SCHEDULE 1

                          THE CASH MANAGEMENT SERVICES

The Ninth Issuer Cash Manager shall:

(a) operate the Ninth Issuer Bank Accounts and the Ninth Issuer Collateral Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement, the Ninth Issuer Deed of Charge, the Ninth Issuer Bank Account Agreement and any other relevant Ninth Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Ninth Issuer Cash Manager to make funds available to the Ninth Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b) keep records for all Taxation purposes (including, without limitation, VAT);

(c) subject to any applicable law assist the Auditors of the Ninth Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors;

(d) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Ninth Issuer or required to be given by the Ninth Issuer pursuant to the Ninth Issuer Transaction Documents;

(e) arrange for all payments due to be made by the Ninth Issuer under any of the Ninth Issuer Transaction Documents, PROVIDED THAT such monies are at the relevant time available to the Ninth Issuer and PROVIDED FURTHER that nothing herein shall constitute a guarantee by the Ninth Issuer Cash Manager of all or any of the obligations of the Ninth Issuer under any of the Ninth Issuer Transaction Documents;

(f) without prejudice to the role of and in conjunction with the Ninth Issuer Corporate Services Provider under the Ninth Issuer Corporate Services Agreement, keep general books of account and records of the Ninth Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of Tax returns;

(g) without prejudice to the role of and in conjunction with the Ninth Issuer Corporate Services Provider under the Ninth Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Ninth Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(h) on behalf of the Ninth Issuer, PROVIDED THAT such monies are at the relevant time available to the Ninth Issuer, pay all the out-of-pocket expenses of the Ninth Issuer, incurred by the Ninth Issuer Cash Manager on behalf of the Ninth Issuer in the performance of the Ninth Issuer Cash Manager's duties hereunder including without limitation:

         (i)      all Taxes which may be due or payable by the Ninth Issuer;

         (ii) all necessary filing and other fees in compliance with regulatory requirements;

         (iii)    all legal and audit fees and other professional advisory fees;
                  and

         (iv) all communication expenses including postage, courier and telephone charges;

(i) with the prior written consent of the Ninth Issuer Security Trustee, the Ninth Issuer Cash Manager may invest monies standing from time to time to the credit of the Ninth Issuer Bank Accounts (including, for the avoidance of doubt, sums standing from time to time to the credit of any of the Ninth Issuer Collateral Accounts) in Authorised Investments, subject to the following provisions:

         (i) any such Authorised Investment shall be made in the joint names of the Ninth Issuer and the Ninth Issuer Security Trustee;

         (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Ninth Issuer Cash Manager and the Ninth Issuer Security Trustee by the Ninth Issuer; and

         (iii) all income or proceeds following the disposal or maturity of Authorised Investments shall be credited to the Ninth Issuer Bank Account or Ninth Issuer Collateral Account from which monies were withdrawn to make the relevant Authorised Investment.

         The Ninth Issuer Security Trustee and the Ninth Issuer Cash Manager shall not be responsible (save where any loss results from the Ninth Issuer Security Trustee's or the Ninth Issuer Cash Manager's own fraud, wilful default or negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(j) if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate;

(k) if necessary, perform all interest rate conversions (whether it be a conversion from a floating rate of interest to a fixed rate of interest, or vice versa) free of charge, cost or expense at the relevant interest swap rate;

(l) for the purposes of any calculations referred to in sub-paragraphs (j) and (k) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654)) and any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(m) make all returns and filings required to be made by the Ninth Issuer and provide or procure the provision of company secretarial and administration services to the Ninth Issuer; and

(n) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority or, as applicable, the Financial Services Authority.

                                   SCHEDULE 2

                   CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.       DETERMINATION

(a) On each Ninth Issuer Note Determination Date, the Ninth Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

         (i) the amount of any Ninth Issuer Principal Receipts and Ninth Issuer Revenue Receipts available as at the following Interest Payment Date; and

         (ii) the Principal Amount Outstanding of the Ninth Issuer Notes, the Pool Factor, and the Note Principal Payment of the Ninth Issuer Notes in accordance with the Conditions.

(b) The Ninth Issuer Cash Manager may make all the determinations referred to in paragraph 1(a) on the basis of any reasonable and proper assumptions as the Ninth Issuer Cash Manager considers appropriate (including without limitation as to the amount of any payments to be made under paragraph 3 below during the period from and including the Ninth Issuer Note Determination Date to but excluding the next Interest Payment Date).

(c) The Ninth Issuer Cash Manager shall notify the Ninth Issuer and the Ninth Issuer Security Trustee on request of any such other assumptions and shall take account of any representations made by the Ninth Issuer and the Ninth Issuer Security Trustee (as the case may be) in relation thereto.

(d) Each determination made in accordance with this paragraph 1 shall (in the absence of bad faith, wilful default, negligence and manifest or demonstrable error) be final and binding on all persons.

2.       NOTIFICATION OF DETERMINATIONS

         The Ninth Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to Condition 5(C) of the Conditions are made.

3.       PRIORITY OF PAYMENTS FOR NINTH ISSUER REVENUE RECEIPTS

         Ninth Issuer Revenue Receipts will be applied, as applicable:

         (i)      on each Interest Payment Date; or

         (ii) on each day when due in respect of amounts due to third parties pursuant to paragraph (b) below or amounts due to the Ninth Issuer Account Banks under the Ninth Issuer Bank Account Agreement pursuant to paragraph (c) below, in each case until enforcement of the Ninth Issuer Security pursuant to the Ninth Issuer Deed of Charge or until such time as there are no Ninth Issuer Secured Obligations outstanding, in making such payments and provisions in the following order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) (the NINTH ISSUER PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

         (a) firstly, in or towards satisfaction pro rata and pari passu according to the respective amounts thereof of:

                  (i) any remuneration then due and payable to the Ninth Issuer Security Trustee together with interest and any amount in respect of VAT thereon as provided therein and any amounts then due and payable or to become due and payable during the immediately following Interest Period to the Ninth Issuer Security Trustee under the Ninth Issuer Deed of Charge;

                  (ii) any remuneration then due and payable to the Note Trustee together with interest and any amount in respect of VAT thereon as provided therein and any amounts then due and payable or to become due and payable during the immediately following Interest Period to the Note Trustee under the provisions of the Ninth Issuer Trust Deed; and

                  (iii) any remuneration then due and payable to the Agent Bank, the Paying Agents, the Registrar and the Transfer Agent together with interest and any amount in respect of VAT thereon as provided therein and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to them under the provisions of the Ninth Issuer Paying Agent and Agent Bank Agreement;

         (b) secondly, to pay any amounts due and payable by the Ninth Issuer to third party creditors and incurred without breach by the Ninth Issuer of the Transaction Documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any such amounts expected to become due and payable by the Ninth Issuer during the immediately following Interest Period and to pay or discharge any liability of the Ninth Issuer for corporation tax on any chargeable income, profit or gain of the Ninth Issuer;

         (c) thirdly, to pay pro rata and pari passu according to the respective amounts thereof of:

                  (i) any remuneration then due and payable to the Ninth Issuer Cash Manager together with interest and any amount in respect of VAT thereon as provided therein and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to the Ninth Issuer Cash Manager under the provisions of the Ninth Issuer Cash Management Agreement;

                  (ii) any remuneration then due and payable to the Ninth Issuer Corporate Services Provider together with interest and any amount in respect of VAT thereon as provided therein and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to the Ninth Issuer Corporate Services Provider under the Ninth Issuer Corporate Services Agreement; and

                  (iii) any remuneration then due and payable to the Ninth Issuer Account Banks together with interest and any amount in respect of VAT thereon as provided therein and any costs, charges, liabilities and expenses then due and payable or to become due and payable during the immediately following Interest Period to the Ninth Issuer Account Banks under the Ninth Issuer Bank Account Agreement;

         (d) fourthly, to pay in no order of priority between them and pro rata according to the respective amounts thereof of:

                  (i) those amounts due and payable by the Ninth Issuer to the Series 1 Class A Dollar Currency Swap Provider pursuant to the Series 1 Class A Dollar Currency Swap Agreement (except for any termination payment due and payable by the Ninth Issuer to the Series 1 Class A Dollar Currency Swap Provider following a Ninth Issuer Swap Provider Default or a Ninth Issuer Downgrade Termination Event), and from the proceeds received from the Series 1 Class A Dollar Currency Swap Provider, interest due and payable on the Series 1 Class A Ninth Issuer Notes;

                  (ii) those amounts due and payable by the Ninth Issuer to the Series 2 Class A Dollar Currency Swap Provider pursuant to the Series 2 Class A Dollar Currency Swap Agreement (except for any termination payment due and payable by the Ninth Issuer to the Series 2 Class A Dollar Currency Swap Provider following a Ninth Issuer Swap Provider Default or a Ninth Issuer Downgrade Termination Event), and from the proceeds received from the Series 2 Class A Dollar Currency Swap Provider, interest due and payable on the Series 2 Class A Ninth Issuer Notes;

                  (iii) those amounts due and payable by the Ninth Issuer to the Series 3 Class A1 Euro Currency Swap Provider pursuant to the Series 3 Class A1 Euro Currency Swap Agreement (except for any termination payment due and payable by the Ninth Issuer to the Series 3 Class A1 Euro Currency Swap Provider following a Ninth Issuer Swap Provider Default or a Ninth Issuer Downgrade Termination Event) and from the proceeds received from the Series 3 Class A1 Euro Currency Swap Provider interest due and payable by the Ninth Issuer on the Series 3 Class A1 Ninth Issuer Notes; and

                  (iv) interest due and payable by the Ninth Issuer on the Series 3 Class A2 Ninth Issuer Notes;

                  (v) interest due and payable by the Ninth Issuer on the Series 4 Class A Ninth Issuer Notes;

         (e) fifthly, to pay pro rata and pari passu according to the respective amounts thereof of:

                  (i) any termination payments due and payable by the Ninth Issuer to the Series 1 Class A Dollar Currency Swap Provider under the Series 1 Class A Dollar Currency Swap Agreement, following the occurrence of a Ninth Issuer Swap Provider Default or a Ninth Issuer Downgrade Termination Event;

                  (ii) any termination payments due and payable by the Ninth Issuer to the Series 2 Class A Dollar Currency Swap Provider under the Series 2 Class A Dollar Currency Swap Agreement, following the occurrence of a Ninth Issuer Swap Provider Default or a Ninth Issuer Downgrade Termination Event; and

                  (iii) any termination payments due and payable by the Ninth Issuer to the Series 3 Class A1 Euro Currency Swap Provider under the Series 3 Class A1 Euro Currency Swap Agreement, following the occurrence of a Ninth Issuer Swap Provider Default or a Ninth Issuer Downgrade Termination Event;

         (f) sixthly, to pay the Ninth Issuer an amount equal to 0.01 per cent. of the interest received on the Ninth Issuer Term Advances to be retained by the Ninth Issuer as profit; and

         (g) seventhly, to pay to shareholders of the Ninth Issuer any dividend declared by the Ninth Issuer.

4.       PRIORITY OF PAYMENTS FOR NINTH ISSUER PRINCIPAL RECEIPTS

         Subject to Condition 5 of the Ninth Issuer Notes, until enforcement of the Ninth Issuer Security pursuant to the Ninth Issuer Deed of Charge or until such time as there are no Ninth Issuer Notes outstanding, Ninth Issuer Principal Receipts will be applied to repay the Ninth Issuer Notes as follows:

         (i) the Series 1 Class A Ninth Issuer Notes shall be redeemed on the Series 1 Class A Interest Payment Date falling in December 2006 in an amount equal to the amount, if any, repaid in respect of the Ninth Issuer Series 1 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

         (ii) the Series 2 Class A Ninth Issuer Notes shall be redeemed on the Interest Payment Date falling in October 2008 in an amount equal to the amount, if any, repaid in respect of the Ninth Issuer Series 2 Term AAA Advance, converted into Dollars at the relevant Dollar Currency Swap Rate;

         (iii) the Series 3 Class A1 Ninth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Ninth Issuer Series 3A1 Term AAA Advance, converted into Euros at the Euro Currency Swap Rate;

         (iv) the Series 3 Class A2 Ninth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Ninth Issuer Series 3A2 Term AAA Advance; and

         (v) the Series 4 Class A Ninth Issuer Notes shall be redeemed on each Interest Payment Date in an amount equal to the amount, if any, repaid on that Interest Payment Date in respect of the Ninth Issuer Series 4 Term AAA Advance.

5.       RECORDS

         In addition, the Ninth Issuer Cash Manager shall ensure that a separate record is kept of any amount received from the Dollar Currency Swap Providers and the Euro Currency Swap Provider and pursuant to, respectively, the Dollar Currency Swap Agreements and the Euro Currency Swap Agreement.

                                   SCHEDULE 3

                      FORM OF NINTH ISSUER QUARTERLY REPORT

HOLMES FINANCING (NO. 9) PLC
PROFIT & LOSS ACCOUNT

PERIOD ENDED [O]

                                                    THIS           PRIOR QUARTER
                                                    QUARTER

                                                    (pound)        (pound)

                                                    ----------------------------
Interest Receivable - Inter-Company Loan                      0               0
Interest Receivable - Cash Deposits                           0               0

                                                                   -------------

Interest Payable - Notes                                      0               0
Interest Payable                                              0               0
                                                    ----------------------------
                                                              0               0

                                                    ----------------------------
Net Operating Income                                          0               0

Other Income                                                  0               0

Insurance Commission                                          0               0

Operating Expenses                                            0               0

                                                    ----------------------------
Profit/loss on ordinary activities before tax                 0               0

Taxation                                                      0               0

                                                    ----------------------------
Profit/loss on ordinary activities after tax                  0               0

Dividend                                                      0               0

Retained profit brought forward                               0               0

                                                    ----------------------------
Retained profit for the year                                  0               0
                                                    ============================

HOLMES FINANCING (NO. 9) PLC
BALANCE SHEET

PERIOD ENDED [O]

                                                            (pound)      (pound)
FIXED ASSET INVESTMENTS

Inter Company Lending                                             0

CURRENT ASSETS
Interest Receivable                                                            0
Other debtors                                                                  0
Cash at Bank                                                                   0
                                                                   -------------
                                                                               0
                                                                   -------------

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
Accruals                                                                       0
Interest Payable Accrual                                                       0
Taxation                                                                       0
                                                                   -------------
                                                                               0
                                                                   -------------

Net current assets                                                0

CREDITORS: AMOUNTS FALLING DUE AFTER ONE YEAR
Amount due to Noteholders                                         0
                                                    ---------------
Total Assets less current liabilities                             0
                                                    ===============

Share Capital                                                     0
Reserves                                                          0

                                                    ---------------
                                                                  0
                                                    ===============

HOLMES FINANCING (NO. 9) PLC
NOTES OUTSTANDING
PERIOD ENDED [O]

                           ISIN / CUSIP Number    Currency             Reference Rate
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 1 CLASS A          US43638VAA98           US$                  1 month USD Libor
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 2 CLASS A          US43638VAB71           US$                  3 month USD Libor
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A1         US43638VAC54           EUR                  3 month Euribor
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A2         US43638VAD38           GRP                  3 month sterling Libor
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 4 CLASS A          US43638VAE11           GRP                  3 month sterling Libor
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           Step Up Date           Expected Repayment      Initial Margin       Step up Margin
                                                         Date
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 1 CLASS A          December 2005          December 2005                 -3                   N/A
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 2 CLASS A          October 2010           October 2008                   6                   12
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A1         October 2010           April 2010                    10                   20
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A2         October 2010           April 2010                     9                   18
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 4 CLASS A          October 2010           July 2010                      9                   18
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           Payment Frequency      Next Payment date    Moody's                S&P                    Fitch
                                                                                                                     Ratings
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 1 CLASS A          Monthly                17-Jan-2006          P-1                    A-1+                   F1+
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 2 CLASS A          Quarterly              18-Apr-2006          Aaa                    AAA                    AAA
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A1         Quarterly              18-Apr-2006          Aaa                    AAA                    AAA
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A2         Quarterly              18-Apr-2006          Aaa                    AAA                    AAA
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 4 CLASS A          Quarterly              18-Apr-2006          Aaa                    AAA                    AAA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                 Initial note       Previous Principal         Redemptions     Current Principal
                                      balance
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 1 CLASS A              $1,740,000,000           $1,740,000,000                  $0        $1,740,000,000
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 2 CLASS A              $2,175,000,000           $2,175,000,000                  $0        $2,175,000,000
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A1          (euro)740,000,000        (euro)740,000,000             (euro)0     (euro)740,000,000
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A2         (pound)400,000,000       (pound)400,000,000            (pound)0    (pound)400,000,000
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 4 CLASS A          (pound)600,000,000       (pound)600,000,000            (pound)0    (pound)600,000,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                           Currency Swap                               Current Rating         Rating Trigger         Comments
                           Counterparty
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Moodys/S&P/Fitch       Moodys/S&P/Fitch
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 1 CLASS A          Deutsche Bank                                                      below A1 or P-1/
                                                                                                  A-1+/F1
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 2 CLASS A          Deutsche Bank                                                      below A1 or P-1/
                                                                                                  A-1+/F1
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A1         Deutsche Bank                                                      below A1 or P-1/
                                                                                                  A-1+/F1
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 3 CLASS A2
------------------------------------------------------------------------------------------------------------------------------------
 SERIES 4 CLASS A
------------------------------------------------------------------------------------------------------------------------------------

                                   SIGNATORIES

SIGNED for and on behalf of                                      )
ABBEY NATIONAL PLC                                               )




SIGNED for and on behalf of                                      )
HOLMES FINANCING (NO. 9) PLC                                     )




SIGNED for and on behalf of                                      )
THE BANK OF NEW YORK, LONDON BRANCH                              )